Mailander Law Office, Inc.

835 5th Avenue, Ste. 312

San Diego, CA 92101

(619) 239-9034

Board of Directors

Vista International Technologies, Inc.

5151 E 56th Ave, Suite 101

Commerce City, CO 80022

Re:

Vista International Technologies, Inc. 2005 Equity Participation Plan (as amended); and,

Registration Statement on Form S-8, 12,000,000 common shares.

To the Board of Directors:

We have acted as counsel to Vista International Technologies, Inc. a Delaware corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 12,000,000 shares of Common Stock (the "Common Stock") of the Company pursuant to the Vista International Technologies, Inc. 2005 Equity Participation Plan (the “Plan”) as amended, as further described in a Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation and Bylaws, as restated or amended, of the Company; the resolutions adopted by the Board of Directors of the Company authorizing and approving the Plan and amendments thereto, and preparation and filing of the Registration Statement.  In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

Based on the foregoing, we are of the opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon issuance, compliance with any restrictive terms, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

Very truly yours,

MAILANDER LAW OFFICE, INC.

/s/ Tad Mailander

Tad Mailander, Attorney